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                                                                    Exhibit 9(l)

                              THE BENCHMARK FUNDS

                 ADDENDUM NO. 5 TO THE ADMINISTRATION AGREEMENT
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          This Addendum, dated as of the 22nd day of April, 1997, is entered into between THE BENCHMARK FUNDS (the "Trust"), a Massachusetts business trust, and GOLDMAN, SACHS & CO., a New York Partnership (the "Administrator").


          WHEREAS, the Trust and the Administrator have entered into an Administration Agreement dated as of June 8, 1992, as amended by Addendum No. 1 dated January 8, 1993, Addendum No. 2 dated July 1, 1993, Addendum No. 3 dated March 25, 1994 and Addendum No. 4 dated January 22, 1997 (the "Administration Agreement"), pursuant to which the Trust appointed the Administrator to act as administrator to the Trust for the Diversified Assets Portfolio, Government Portfolio, Government Select Portfolio, Tax-Exempt Portfolio, U.S. Treasury Index Portfolio, Short-Intermediate Bond Portfolio, Bond Portfolio, Equity Index Portfolio, Small Company Index Portfolio, Diversified Growth Portfolio, U.S. Government Securities Portfolio, Short Duration Portfolio, Focused Growth Portfolio, Balanced Portfolio, International Growth Portfolio International Bond Portfolio and International Equity Index Portfolio;

          WHEREAS, the Trust is establishing the Intermediate Bond Portfolio (the "Portfolio"), and it desires to retain the Administrator to act as administrator of the Trust for the Portfolio and the Administrator is willing to so act;


               NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

               1. Appointment  The Trust hereby appoints the Administrator as
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     administrator of the Trust for the Portfolio on the terms and for the periods set forth in the Administration Agreement. The Administrator hereby accepts such appointment and agrees to render the services and perform the duties set forth in the Administration Agreement for the compensation therein provided.

     2.   Capitalized Terms.  From and after the date hereof, the term
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          "Portfolios" as used in the Administration Agreement shall be deemed to include the Intermediate Bond Portfolio. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Administration Agreement.

     3.   Miscellaneous.  Except to the extent supplemented hereby, the
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          Administration Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.

               IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.

                                              THE BENCHMARK FUNDS


Attest:_________________________
                                              By:_____________________________
                                              Name:
                                              Title:


                                              GOLDMAN, SACHS & CO.


Attest:_________________________
                                              By:_____________________________
                                              Name:
                                              Title: